UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 21, 2019

 EXPRESS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34742	26-2828128
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Express Drive Columbus, Ohio	43230
(Address of principal executive offices)	(Zip Code)
(614) 474-4001
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 21, 2019, Express, Inc. (the “Company”) announced that its Board of Directors (the “Board”) appointed Timothy Baxter to serve as Chief Executive Officer of the Company, effective as of June 17, 2019. Mr. Baxter will succeed Matthew Moellering, who has served as Interim Chief Executive Officer and Interim President of the Company since David Kornberg ceased employment with the Company in January. Effective upon the date that Mr. Baxter assumes the role of Chief Executive Officer, Mr. Moellering will continue to serve the Company as Executive Vice President and Chief Operating Officer. Mr. Baxter has also been appointed to the Board as a Class I director effective on his start date.
Mr. Baxter, age 50, was previously Chief Executive Officer of Delta Galil Premium Brands since May 2018, where he managed a group of specialty retail apparel brands. Prior to that position, he spent 26 years employed with Macy’s, Inc. and the former May Department Stores in various roles, most recently as Macy’s Chief Merchandising Officer since 2015. Mr. Baxter is currently a member of the Jay H. Baker Retailing Center at the Wharton School of the University of Pennsylvania Advisory Board and a member of the Ronald McDonald House of New York Board of Directors. There are no related-party transactions that would be required to be disclosed under Item 404(a) of Regulation S-K with respect to Mr. Baxter, and there are no family relationships between Mr. Baxter and any director or executive officer of the Company that would be required to be disclosed under Item 401(d) of Regulation S-K.
Employment Agreement
On May 21, 2019, the Company entered into an employment agreement with Mr. Baxter (the “Employment Agreement”) establishing his compensation as Chief Executive Officer. Under the Employment Agreement, Mr. Baxter’s initial compensation will consist of an annual base salary of $1.0 million, a short-term annual incentive target of $1.3 million (which will be prorated for fiscal 2019 and be based on no less than Mr. Baxter’s pro-rated target amount) and a target annual long-term incentive award of $4.2 million commencing for fiscal 2020. For fiscal 2019, Mr. Baxter’s long-term incentive compensation award will be granted shortly following his start date and have an aggregate value of $2.8 million, with 50% of such grant value in the form of stock options vesting ratably over four years and the other 50% in the form of performance cash to be earned based on achievement of performance criteria for the three-year performance period for fiscal 2019-2021 (the “2019 LTI Award”). The 2019 LTI Award will be subject to the award agreements governing such grant and the Company’s 2018 Incentive Compensation Plan (the “Plan”), consistent with the Company’s compensation program for other executive officers.
As compensation for unvested equity awards forgone from Mr. Baxter’s current employer, Mr. Baxter will receive a special one-time equity grant with an aggregate value of $3.0 million in the form of 50% of grant value as options to purchase shares of the Company’s common stock and the other 50% as restricted stock units, each of which will vest on the second anniversary of the grant date (the “Sign-On Award”). The Sign-On Award will be subject to the award agreements governing the grant and the Plan. In addition, Mr. Baxter will receive a one-time, make-whole cash award of up to $925,000 as compensation for the annual bonus payment foregone from Mr. Baxter’s current employer (the “Sign-On Bonus”). In the event that Mr. Baxter’s employment is terminated by the Company for cause or by Mr. Baxter without good reason (as each term is defined in the Employment Agreement), in either case, within one year from his hire, Mr. Baxter will be required to repay the entire amount of the Sign-On Bonus to the Company.
Pursuant to the Employment Agreement, if Mr. Baxter’s employment with the Company is terminated by the Company other than for cause, or by Mr. Baxter with good reason (each as defined in the Employment Agreement), and Mr. Baxter signs a general release, then Mr. Baxter will be entitled to receive (1) his base salary for 18 months following the termination; (2) an amount equal to the short-term incentive bonus that he would have received based on actual achievement of performance objectives if he had remained employed with the Company for one year following termination; (3) the amount of any unpaid short-term incentive bonus for any performance period ending prior to the Termination Date, but not yet paid; (4) a prorated bonus for the performance period during which the termination of employment occurs, based on actual achievement; and (5) medical and dental benefits for 18 months following termination. In addition, if Mr. Baxter’s termination without cause or with good reason occurs prior to the vesting of the Sign-On Award, then the entire amount of the Sign-On Award will immediately vest as of the termination date.
In the event that Mr. Baxter’s employment with the Company is terminated by the Company other than for cause, or by Mr. Baxter with good reason, and the termination occurs during the two-year period following, or six-month period preceding, a change in control of the Company (as defined in the Employment Agreement), and Mr. Baxter signs a general release, then Mr. Baxter will be entitled to: (1) an amount equal to two times his annual base salary; (2) an amount equal to one and one-half times his target annual short-term incentive bonus; (3) the amount of any unpaid short-term incentive bonus for any performance period ending prior to the Termination Date, but not yet paid; (4) a prorated bonus for the performance period during which the termination of employment occurs, based on actual achievement; (5) medical and dental benefits for 18 months following termination; and (5) accelerated vesting of all outstanding equity-based and cash-based incentive awards (based on target level of achievement for purposes of any performance-based awards).
Under the Employment Agreement, Mr. Baxter is subject to non-compete and employee and customer non-solicitation obligations for a period of one year from any termination of employment.
The foregoing description of the Employment Agreement is qualified in its entirety by reference to the full text of the Employment Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference.
A copy of the press release the Company issued regarding this transition is attached hereto as Exhibit 99.1.
Indemnification Agreement
In connection with Mr. Baxter’s appointment as Chief Executive Officer, the Company and Mr. Baxter entered into the Company’s standard indemnification agreement for directors and officers (the “Indemnification Agreement”) which provides him with contractual rights to indemnification, expense advancement, and reimbursement to the fullest extent permitted under the General Corporation Law of the State of Delaware.
The foregoing description of the Indemnification Agreement is qualified in its entirety by reference to the full text of the Form of Indemnification Agreement, which was filed as Exhibit 10.22 to the Company’s Registration Statement on Form S-1/A (File No. 333-164906) filed by the Company with the Securities and Exchange Commission on April 30, 2010.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits.
The following exhibits are furnished with this Form 8-K:

Exhibit No.	Exhibit
10.1	Employment Agreement by and among Express, Inc., Express LLC and Timothy Baxter, dated of May 21, 2019.
10.2
Form of Express, Inc. Indemnification Agreement (incorporated by reference from Exhibit 10.22 to the Company’s Registration Statement on Form S-1/A (File No. 333-164906) filed by the Company with the Securities and Exchange Commission on April 30, 2010.

99.1	Press release of Express, Inc., dated May 21, 2019.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXPRESS, INC.
Date: May 21, 2019	By	/s/ Melinda R. McAfee
Melinda R. McAfee
Senior Vice President, General Counsel & Secretary